FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

IES Holdings Reports Fiscal 2021 Second Quarter Results

HOUSTON — April 30, 2021 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended March 31, 2021.
Second Quarter 2021 Highlights
•Revenue of $332 million for the second quarter of fiscal 2021, an increase of 14% compared with $291 million for the same quarter of fiscal 2020
•Operating income of $17.1 million for the second quarter of fiscal 2021, an increase of 86% compared with $9.2 million for the same quarter of fiscal 2020
•Net income attributable to IES increased 106% to $12.8 million for the second quarter of fiscal 2021, compared with $6.2 million for the same quarter of fiscal 2020; diluted earnings per share attributable to common stockholders of $0.58 compared with $0.29 for the second fiscal quarters of 2021 and 2020, respectively
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 94% to $15.5 million compared with $8.0 million for the same quarter of fiscal 2020; adjusted diluted earnings per share attributable to common stockholders (a non-GAAP financial measure, as defined below) of $0.71 compared with $0.38 for the second fiscal quarters of 2021 and 2020, respectively
•Remaining performance obligations of $614 million and backlog (a non-GAAP financial measure, as defined below) of $707 million as of March 31, 2021
Overview of Results
“Our second quarter results demonstrate the strength of our geographic and end-market diversification, as well as the benefits of our focus on strategic acquisitions,” said Jeff Gendell, Chairman and Chief Executive Officer. “As the U.S. economy continues to recover from the COVID-19 pandemic, our businesses are presented with numerous opportunities but also continued and new challenges. In this environment, our focus remains on the health and safety of our employees and working closely with our customers and suppliers to address emerging supply and delivery constraints. We believe our businesses possess strong growth potential, reflecting not only pent-up demand from our customers for our services and products, but also the impact of key secular growth trends in our end markets.

“Consolidated revenue for the second quarter of fiscal 2021 increased 14% over the prior year, led by contributions from acquisitions made in fiscal 2020 and 2021, as well as growth in our Residential and Infrastructure Solutions segments. Operating income for the second quarter of fiscal 2021 increased 86% over the prior year as we delivered improved results across all our business segments, resulting in an increase in our consolidated operating margin year-over-year. Higher input prices continue to be a challenge, as well as availability and lead time issues associated with certain materials and components. In addition, we were impacted by the extreme winter weather experienced in Texas and the Midwest this past quarter. However, our strong financial position, the deep experience of our management team and the dedication of our employees have helped us navigate these unforeseen challenges and will be critical factors for our success going forward."

For the second quarter of fiscal 2021, the Communications segment reported revenue of $94.9 million, a 1% decrease from the second quarter of fiscal 2020, driven primarily by slower than typical post-holiday customer ramp-ups, extended project timelines related to COVID-19 safety protocols, and severe winter weather impacts on operations across Texas and the Midwest. Despite flat revenue, operating income for the Communications segment increased 38% year-over-year to $9.9 million, as profitability benefited from operating efficiencies.

Reflecting strong demand in the single-family housing market, as well as the contribution of businesses acquired subsequent to the second quarter of fiscal 2020, the Residential segment's revenue was $150.3 million in the second quarter of fiscal 2021, an increase of 50% compared with the second quarter of fiscal 2020. Operating income for IES’s Residential segment was $8.5 million for the second quarter of fiscal 2021, an increase of 18% compared to the second quarter of fiscal 2020, as the benefit of higher volumes was partly offset by higher prices for copper, electrical components and other materials.

Revenue in the Infrastructure Solutions segment increased 18% to $34.7 million in the second quarter of fiscal 2021 compared to the second quarter of fiscal 2020, driven primarily by increased demand for our custom power solutions and the contribution of businesses acquired subsequent to the second quarter of fiscal 2020. The segment’s operating income increased 43% to $3.3 million compared to the second quarter of fiscal 2020, primarily as a result of higher volumes and improved execution in our custom power solutions business.

The Commercial & Industrial segment reported revenue of $52.0 million for the second quarter of fiscal 2021, a decline of 21% compared to the second quarter of fiscal 2020. The segment reported an operating loss of $1.2 million for the second quarter of fiscal 2021, compared with a loss of $4.1 million for the second quarter of fiscal 2020. Although the business has adjusted its cost structure in response to a highly competitive market and achieved operating efficiencies on certain projects, it continues to be affected by the ongoing COVID-19 pandemic, which has resulted in delays in awarding new projects and decreased demand for new construction in certain sectors we serve.

Tracy McLauchlin, Chief Financial Officer, added, “We continue to take advantage of our operating cash flow and strong financial position to execute our growth strategy. Through the first six months of fiscal 2021, we have invested $55 million of cash to complete three acquisitions, funded with operating cash flow and cash on hand, and ended the quarter with a cash balance, net of outstanding debt, of $37 million. We believe our strong financial position, coupled with our strategic acquisitions and investments in organic growth, allows us to remain focused on capturing the benefits of the tailwinds across our end markets. Going forward, we are also well positioned to meet anticipated increased working capital requirements due to an increase in project volumes and higher commodity prices.

We are mindful of the challenges we face in this rapidly evolving environment, particularly the higher input costs we are seeing in tandem with the strong demand across our businesses. We will continue to address these challenges through price increases to our customers and other actions, and believe our strong balance sheet provides us with a solid financial foundation to successfully navigate this environment. We remain focused on executing and building on our growth strategy, driven by attractive organic growth opportunities across our business segments and opportunities to add new services and expand the geographic reach of our businesses through our strategic and selective acquisition program.”

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended March 31, 2021, the Company did not repurchase any shares under this program. The Company had 993,825 shares remaining under its stock repurchase authorization at March 31, 2021.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2021, to be filed with the Securities and Exchange Commission (“SEC”) by April 30, 2021, and any amendments thereto.

About IES Holdings, Inc.
IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Ross Collins
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues	$332.0	$291.3	$646.8	$567.3
Cost of services	267.1	240.0	523.2	465.8
Gross profit	64.9	51.3	123.6	101.5
Selling, general and administrative expenses	47.7	42.0	90.4	79.9
Contingent consideration	0.1	—	0.1	—
Operating income	17.1	9.2	33.0	21.6
Interest expense	0.2	0.3	0.4	0.6
Other (income) expense, net	(0.1)	0.3	(0.2)	0.4
Income from operations before income taxes	17.0	8.6	32.8	20.6
Provision for income taxes	3.6	2.4	7.3	5.9
Net income	13.3	6.2	25.6	14.7
Net income attributable to noncontrolling interest	(0.5)	—	(0.6)	—
Net income attributable to IES Holdings, Inc.	$12.8	$6.2	$24.9	$14.7

Earnings per share attributable to common stockholders:
Basic	$0.59	$0.30	$1.18	$0.70
Diluted	$0.58	$0.29	$1.16	$0.69

Shares used in the computation of earnings per share:
Basic (in thousands)	20,780	20,847	20,757	20,865
Diluted (in thousands)	21,071	21,122	21,059	21,133

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO IES HOLDINGS, INC.
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$12.8	$6.2	$24.9	$14.7
Provision for income taxes	3.6	2.4	7.3	5.9
Adjusted net income before taxes	16.4	8.7	32.2	20.6
Current tax expense (1)	(0.9)	(0.7)	(1.8)	(1.3)
Adjusted net income attributable to IES Holdings, Inc.	15.5	8.0	30.4	19.3

Adjustments for computation of earnings per share:
(Increase) decrease in noncontrolling interest	(0.6)	0.1	(0.5)	—
Net income attributable to restricted stockholders	—	(0.1)	—	(0.2)
Adjusted net income attributable to common stockholders	$14.9	$8.0	$29.9	$19.1

Adjusted earnings per share attributable to common stockholders:
Basic	$0.72	$0.38	$1.44	$0.92
Diluted	$0.71	$0.38	$1.42	$0.90

Shares used in the computation of earnings per share:
Basic (in thousands)	20,780	20,847	20,757	20,865
Diluted (in thousands)	21,071	21,122	21,059	21,133

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	March 31,	September 30,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37.5	$53.6
Restricted cash	4.8	—
Accounts receivable:
Trade, net of allowance	208.8	213.0
Retainage	36.8	40.9
Inventories	38.9	24.9
Costs and estimated earnings in excess of billings	24.2	29.9
Prepaid expenses and other current assets	14.7	9.2
Total current assets	365.8	371.5
Property and equipment, net	28.7	24.6
Goodwill	75.3	53.8
Intangible assets, net	73.3	39.4
Deferred tax assets	25.5	33.8
Operating right of use assets	40.4	31.8
Other non-current assets	6.6	5.8
Total assets	$615.7	$560.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$191.3	$186.7
Billings in excess of costs and estimated earnings	60.3	55.7
Total current liabilities	251.6	242.4
Long-term debt	0.1	0.2
Operating long-term lease liabilities	26.9	20.5
Other non-current liabilities	14.8	12.2
Total liabilities	293.5	275.4
Noncontrolling interest	13.6	1.8
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(23.6)	(24.5)
Additional paid-in capital	200.7	200.6
Retained earnings	131.2	107.0
Total stockholders’ equity	308.5	283.3
Total liabilities and stockholders’ equity	$615.7	$560.5

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Six Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25.6	$14.7
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	0.1	0.3
Deferred financing cost amortization	0.1	0.2
Depreciation and amortization	9.8	5.6
Non-cash compensation expense	1.7	1.7
Deferred income taxes	5.4	4.5
Changes in operating assets and liabilities:
Accounts receivable	11.9	8.6
Inventories	(9.8)	(0.2)
Costs and estimated earnings in excess of billings	5.7	2.8
Prepaid expenses and other current assets	1.1	(8.9)
Other non-current assets	(0.1)	1.5
Accounts payable and accrued expenses	(9.3)	(2.0)
Billings in excess of costs and estimated earnings	4.5	4.1
Other non-current liabilities	1.6	(0.2)
Net cash provided by operating activities	48.4	32.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3.0)	(2.9)
Proceeds from sale of assets	0.1	0.1
Cash paid in conjunction with business combinations	(55.5)	(29.0)
Net cash used in investing activities	(58.4)	(31.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	584.5	592.4
Repayments of debt	(584.5)	(563.1)
Cash paid for finance leases	(0.2)	(0.1)
Distribution to noncontrolling interest	(0.3)	(0.5)
Purchase of treasury stock	(0.7)	(4.9)
Net cash provided by (used in) financing activities	(1.2)	23.9
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(11.2)	24.9
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of period	53.6	18.9
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$42.3	$43.8

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues
Communications	$94.9	$96.0	$193.2	$180.3
Residential	150.3	100.0	269.8	192.8
Infrastructure Solutions	34.7	29.3	69.1	60.6
Commercial & Industrial	52.0	66.0	114.6	133.7
Total revenue	$332.0	$291.3	$646.8	$567.3

Operating income (loss)
Communications	$9.9	$7.2	$19.1	$14.2
Residential	8.5	7.2	14.7	13.6
Infrastructure Solutions	3.3	2.3	8.7	5.6
Commercial & Industrial	(1.2)	(4.1)	(1.9)	(4.6)
Corporate	(3.4)	(3.4)	(7.5)	(7.2)
Total operating income	$17.1	$9.2	$33.0	$21.6

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$12.8	$6.2	$24.9	$14.7
Provision for income taxes	3.6	2.4	7.3	5.9
Interest & other expense, net	0.2	0.6	0.2	1.0
Depreciation and amortization	5.8	3.3	9.8	5.6
EBITDA	$22.4	$12.5	$42.3	$27.2
Non-cash equity compensation expense	0.9	0.8	1.7	1.7
Adjusted EBITDA	$23.3	$13.3	$44.0	$28.9

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	March 31,	December 31,	March 31,
	2021	2020	2020
Remaining performance obligations	$614	$525	$469
Agreements without an enforceable obligation (1)	93	107	118
Backlog	$707	$632	$587

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.